EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (this "Agreement") is made as of September 28, 1999 among Innovative Communications Technologies, Inc., a Delaware Corporation with a principal offices located at 9201 Gaither Road, Gaithersburg, Maryland 20877 ("Employer"), Advanced Remote Communications Solutions, Inc., a California Corporation with an address at 10675 Sorrento Valley Road, Suite 200, San Diego, California 92121 ("Parent") and Mohammed G. Abutaleb, an individual, with an address at 7308 Loch Edin Court, Potomac, Maryland 20854 ("Employee"), with reference to the following facts:

                                    RECITALS:

         A.       The Employer is currently a wholly owned Subsidiary of Parent.

         B. Employee is experienced in managing the business formerly  conducted
by  Innovative  Communications   Technologies,   Inc.,  a  Maryland  Corporation
("ICTI").

         C. ICTI has been merged into Employer pursuant to the Agreement of Merger and Plan of Reorganization entered into as of September 28, 1999 among ICTI, Employer, Parent and the Shareholders of ICTI (the "Merger Agreement").

         D. Employer desires to employ Employee to perform the duties and responsibilities described herein on the terms and conditions hereinafter set forth.

         E. Certain other capitalized terms used in this Agreement are defined in attached Exhibit G.1.

1. Employment. Employer hereby employs Employee and Employee hereby accepts such employment upon the terms and conditions hereinafter set forth.

2. Duties. Subject to the terms and provisions of this Agreement, Employee hereby is employed by Employer as the President of Employer. Employee's duties shall consist of such duties as customarily are associated with service in such capacity, and shall perform such duties as are more fully described on attached Exhibit G.2. Employee shall report directly to the Chief Executive Officer of Employer or his designee. During the Term of this Agreement, it is understood that Employee may be requested from time to time to provide assistance or consultative or other services to, or act temporarily as an executive of Parent or any of its Affiliates or Subsidiaries other than (and in addition to) the Employer and any Subsidiaries of the Employer. Employee shall perform such services and, if elected as an officer or director of any such other entity, shall hold such office (and discharge its duties) without additional compensation other than the compensation set forth in this Agreement. Parent and the Employer shall indemnify and hold harmless Employee from any claim asserted against him as an employee, officer or director of the Employer (or Parent, Affiliates and/or Subsidiaries, if applicable) to the fullest extent permitted by applicable State law or as permitted under Employer's bylaws unless such claim arises from the gross negligence, willful misconduct or a material breach of this Agreement.

3. Scope of Services. Employee shall devote substantially all of his business time, attention, energies, skills, learning and efforts to Employer's Business. The principal place of employment of Employee shall be within a forty (40) mile radius of Gaithersburg, Maryland or such other location as is consented to by Employee. It is, however, understood and agreed that Employee may be required, in connection with the performance of his duties, to travel from time to time to other locations designated by the Chairman or the Board of Directors or as required in connection with the Employer's Business; provided, that such travel shall not exceed thirty percent (30%) of Employee's time. When required to travel to and/or spend time at such other locations, Employee's reasonable traveling and temporary living expenses shall be reimbursed to him by the Employer, upon his submittal of detailed written vouchers, supported by appropriate documentation and subject to the then prevailing travel and reimbursement policies of Parent with respect to Executives.

4. Term of Employment. The employment of Employee pursuant to this Agreement shall commence as of the execution of this Agreement and continue until terminated on the earlier to occur of: (i) the third anniversary of the execution of this Agreement; or (ii) the first date on which such employment is terminated in accordance with Section 7 hereof (the "Term" or the "Term of Employment").

         5. Compensation. The Employer shall pay Employee, as compensation for all of the services to be rendered by him hereunder during the Term, the Base Compensation and Benefits as defined, provided for and determined pursuant to this Agreement.

5.1. Employee's annual base compensation ("Base Compensation") under this Agreement prorated for any partial year, shall be $120,000 per year, commencing on the execution of this Agreement. The Base Compensation shall be payable in accordance with the ordinary payroll procedures of Employer. Any increases in Base Compensation relative to Employee's performance shall be in the sole and absolute discretion of Employer.

6. Other Rights and Benefits. Employee shall also be entitled to those Benefits afforded to Executives of the Parent and its Subsidiaries (taking into consideration the applicable Employer's policies, Employee's years of employment position and responsibilities with ICTI for purposes of establishing vesting rights and level of Benefits), commencing as of the execution of this Agreement, including the following (collectively, the "Benefits").

6.1. The type and amount of Benefits to be afforded Employee under this Agreement shall be provided on terms not less comprehensive than provided by ICTI to Employee immediately prior to the execution of this Agreement, as set forth on attached Exhibit G.3 (the "ICTI Employee Benefits"). If, as of the execution of this Agreement, it is determined that the level of any Benefit provided by Employer to Employee is less comprehensive than the ICTI Employee Benefits, then Employer shall, for each such Benefit, maintain the corresponding ICTI Employee Benefit. If, during the Term of Employment it is determined that the level of any Benefit provided by Employer to Employee is either less comprehensive than the ICTI Employee Benefit immediately prior to the execution of this Agreement, then Employer shall at Employer's option either: (i) provide Employee a Benefit comparable to the corresponding ICTI Employee Benefit that existed immediately prior to the execution of this Agreement; or (ii) make such equitable adjustment as may be necessary to compensate Employee for the cost of the ICTI Employee Benefits valued as of execution of this Agreement.

6.2. Employee shall be reimbursed for business use of personal automobile(s) in accordance with the policy of the Parent and its Subsidiaries and the applicable IRS regulations.

6.3. Employee shall participate in Parent's Bonus Plan consistent with that afforded to other executives of Parent and its Subsidiaries with comparable seniority.

7.  Termination. The employment of Employee may be terminated as follows:

7.1. Termination by Mutual Agreement. Employer and Employee may mutually agree in writing to terminate Employee's employment. If not previously terminated, this Agreement and Employee's employment shall automatically terminate on the third anniversary of the execution of this Agreement unless Employer and Employee agree in writing to continue employment.

7.2. Termination for Death. If Employee dies during the Term: (i) his employment under this Agreement shall automatically terminate on the date of death; and
(ii) the Employer shall immediately pay to the estate of the Employee such Base Compensation and Benefits, earned but not yet paid, as would otherwise have been payable to the Employee up to the date of death.

7.3. Termination Upon Disability. Employee's employment shall terminate if Employee should become totally and permanently disabled. For purposes of this Agreement, Employee shall be considered "totally and permanently disabled" if Employee is treated as permanently "disabled" under any permanent disability insurance policy maintained by Employer and is entitled to full benefits payable under such policy upon a total and permanent disability. If any such policy is either not in force or the benefits are not available under such policy, then "total and permanent disability" shall mean the inability of Employee, as a result of substance abuse, any mental, nervous or psychiatric disorder, or physical condition, injury or illness to perform substantially all of his duties on a full-time basis continuously for a period of six (6) consecutive months, as determined by a licensed physician selected by the Board of Directors of Employer and acceptable to Employee, in his reasonable judgment, which physician's decision shall be final and binding upon the parties hereto. Employer covenants to pay the premiums on such disability insurance policy during the Term of Employment unless the premiums and/or coverage becomes commercially unreasonable in which event the provision of Section 6.1(ii) shall apply. If this Agreement is terminated as a result of Employee's disability, Employer will pay Employee his Base Compensation and Benefits through the remainder of the calendar month during which termination is effective and for such period until disability insurance benefits commence under the disability insurance coverage furnished by the Employer to the Employee.

7.4.  Termination  by  Employer  for Good Cause.  Employer  may  terminate  this
Agreement: (a) at will, for any reason, or for no reason at all, on or after the third anniversary of the Closing; or (b) for "Good Cause" after applicable notice and opportunity to cure in accordance with Section 7.6 herein. For purposes of this Agreement, "Good Cause" shall mean the existence or occurrence of any of the following:

                           7.4.1. Employee's conviction of a crime of moral
turpitude or of any crime punishable as a felony.

                           7.4.2. Employee's conviction of theft, embezzlement
 or fraud.

                           7.4.3. Employee's  willful violation of a reasonable
Employer policy previously made known to him in writing or a reasonable directive of the Board of Directors of Employer previously provided to him in writing.

                           7.4.4. Employee's breach of his obligations set
forth in Sections 8 and 10, inclusive, of this Agreement.

                           7.4.5. Any repeated neglect or willful breach of duty
by Employee under this Agreement, or any repeated and willful failure by Employee to perform under this Agreement.

                           7.4.6.  Employee's breach of any material provision
 of this Agreement, on his part to be performed.

                           7.4.7.  Employee's breach of any material term of
 the Merger Agreement or the Transaction Documents as defined in the Merger Agreement.

                           7.4.8.  Employee's actual termination of his
 employment without Good Reason.

                           7.4.9.  Employee's breach of any material provision
of the Covenant Not to Compete Agreement.

If Employee's employment is terminated by Employer for "Good Cause" hereunder, then Employee shall be entitled to receive only the following payments: (a) any portion of the Base Compensation and Benefits accrued to the date of such termination and not theretofore paid to him, and (b) reimbursement for any expenses properly incurred by Employee prior to such termination and which have not theretofore been reimbursed.


7.5. Termination by Employee for Good Reason. Employee may terminate Employee's employment for "Good Reason", after applicable notice and opportunity to cure in accordance with Section 7.6 herein. For purposes of this Agreement, "Good Reason" shall mean the existence or occurrence of any of the following:

    7.5.1.  The Parent adopting of a plan of dissolution or liquidation.

    7.5.2. Employer's or Parent's breach of any material provision of this Agreement, on its part to be performed

    7.5.3. Parent's and/or Employer's breach of any material term of the Merger Agreement or the Transaction
Documents as defined in the Merger Agreement.

    7.5.4. Employer's actual termination of Employee's employment without Good Cause.

    7.5.5.   A  breach  of  Section  9.3  of  the  Merger
Agreement.

If Employee's employment is terminated by Employee for "Good Reason" hereunder, then, in addition to any other rights that Employee may have under applicable law for Employer's breach of the Agreement, the Employer shall, subject to Employee's obligation to mitigate damages as provided by applicable law, if any, continue to pay Employee Base Compensation and provide Benefits to Employee through the third anniversary of the execution of this Agreement as if the Agreement had not been terminated.

7.6. Cure of Default. No failure or default by Employer or Employee under this Agreement shall result in the termination of Employee's employment or this Agreement or any right hereunder unless and until the terminating Party shall have provided written notice to the other Party (Section 23 herein) of such failure or default and the Party in default shall have failed to remedy such failure or cure such default within seven (7) days of the receipt of such notice.

8. Representations and Warranties. Employee hereby represents and warrants that as of the date of execution of this Agreement: (i) this Agreement will not cause or require Employee to breach any obligation to, or agreement or confidence with, any other person; (ii) Employee is not representing, or otherwise affiliated in any capacity with, any other lines of products, manufacturers, vendors or customers of Employer; and (iii) Employee has not been induced to enter into this Agreement by any promise or representation other than as expressly set forth in this Agreement, the Merger Agreement and the Transaction Documents.

9.  Proprietary Information.

9.1. For purposes of this Agreement, "Proprietary Information" shall mean any information, observation, data, written material, record, document, computer program, software, firmware, invention, discovery, improvement, development, tool, machine, apparatus, appliance, design, promotional idea, customer list, practice, process, formula, method, technique, trade secret, product, customer lists, product design information, performance standards and/or research related to the actual or anticipated research, marketing strategies, pricing information, business records, financial statements, reports and other financial data, development, products or organization (as the foregoing is demonstrated by contemporaneous written evidence) that relates to Employer's Business.
"Proprietary Information" shall not include: (i) that which is in the public domain as of or after the execution of this Agreement except through any act or omission of Employee; (ii) that which is released by Employer, Parent or their respective Subsidiaries and Affiliates before or after the execution of this Agreement; (iii) that which qualifies fully under the provisions of California Labor Code Section 2870 or any similar or successor statute; or (iv) that which relates to a "Business Opportunity" that Employee notifies Employer of (except as otherwise provided in Section 7.5 herein) and Employer does not invest in, participate in or otherwise be affiliated with pursuant to Section 10 of this Agreement (collectively, the "Qualified Information").

9.2. Except as otherwise provided herein, all right, title and interest of every kind and nature whatsoever in and to the Proprietary Information made, discussed, developed, created, invented, devised, conceived, discovered, secured, obtained or learned (collectively, "Discovered") by Employee during the Term of this Agreement, or the 60-day period immediately following the Termination Date of this Agreement and the period of Employee's employment with Employer's predecessor in title and interest, ICTI (the "Proprietary Information Period"), shall be the sole and exclusive property of Employer for any purposes or uses whatsoever, and shall be disclosed promptly by Employee to Employer. The covenants set forth in the preceding sentence shall apply regardless of whether any Proprietary Information is Discovered (a) solely or jointly with others, (b) during the usual hours of work or otherwise, (c) at the request and upon the suggestion of Employer or otherwise, or (d) with Employer's materials, tools, instruments or on Employer's premises or otherwise. All Proprietary Information Discovered by Employee during the Proprietary Information Period that are subject to copyright protection are explicitly considered by Employee and Employer to be works made for hire to the extent permitted by law. Employee hereby assigns to Employer all of Employee's right, title and interest in and to the Proprietary Information. Employee hereby forever fully releases and discharges Employer, any Affiliates of Employer and their respective officers, directors and employees, from and against any and all claims, demands, damages, liabilities, costs and expenses of Employee arising out of, or relating to, Employee's alleged ownership of title to compensation with respect to any Proprietary Information assigned or conveyed to Employer under this Agreement. Employee shall execute any documents and, at Employer's cost and expense, take any action Employer may deem necessary or appropriate to effectuate Employer's rights in and to the Proprietary Information Discovered by the Employee during the Proprietary Information Period, including without limitation, assisting Employer in obtaining and/or maintaining patents, copyrights or similar rights to any such Proprietary Information assigned by Employee to Employer, if Employer, in its sole discretion, requests such assistance. Employee shall comply with any reasonable rules established from time to time by Employer for the protection of the confidentiality of any Proprietary Information. Employee irrevocably appoints the Chairman of ARCOMS to act as Employee's agent and attorney-in-fact to perform all acts necessary to obtain and/or maintain patents, copyrights and similar rights to any Proprietary Information assigned by Employee to Employer under this Agreement if (a) Employee refuses to perform those acts, or (b) is unavailable, within the meaning of any applicable laws. Employee acknowledges that the grant of the foregoing power of attorney is coupled with an interest and shall survive the death or disability of Employee. Employee shall promptly disclose to Employer, in confidence (a) all Proprietary Information that Employee Discovered during the Term of this Agreement, and (b) all patent applications filed by Employee within six (6) months after the Termination Date of this Agreement. Any application for a patent, copyright registration or similar right filed by Employee within six months after the Termination Date of this Agreement shall be presumed to relate to Proprietary Information created by Employee during the Term of this Agreement, unless Employee can prove otherwise. Nothing contained in this Agreement shall be construed to preclude Employer from exercising all of its rights and privileges as sole and exclusive owner of all of the Proprietary Information owned by or assigned to Employer under this Agreement. Employer, in exercising such rights and privileges with respect to any particular item of Proprietary Information, may decide not to file any patent application or any copyright registration on such Proprietary Information, may decide to maintain such Proprietary Information as secret and confidential, or may decide to abandon such
Proprietary Information or dedicate it to the public. Employee shall have no authority to exercise any rights or privileges with respect to the Proprietary Information owned by or assigned to Employer under this Agreement. This Agreement does not apply to any Proprietary Information that qualifies fully under the provisions of California Labor Code Section 2870 or any similar or successor statute.

9.3. Employee hereby acknowledges that Employer has made (or may make) available to Employee during the Term of Employment, or Employee may Discover, certain Proprietary Information (as defined in Sections 9.1 and 9.2 above) of Employer and its Affiliates or Parent and its Subsidiaries (collectively, the "Confidential Material"). Except as essential to Employee's obligations under this Agreement, Employee shall not make any disclosure of any of the Confidential Material. Except as essential to Employee's obligations under this Agreement, Employee shall not make any duplication or other copy of any of the Confidential Material. Immediately upon request from Employer, Employee shall return to Employer all Confidential Material. Nothing contained in this Section 9 shall be construed as preventing Employee from providing Confidential Material in compliance with a valid court order issued by court of competent jurisdiction, providing Employee takes reasonable steps to prevent dissemination of such Confidential Material. Employee shall comply with any reasonable rules established from time to time by Employer for the protection of the confidentiality of any Proprietary Information. Immediately upon request from Employer, Employee shall return to Employer all Confidential Material. Employee shall notify each person to whom any disclosure is made that such disclosure is made in confidence, that the Confidential Material shall be kept in confidence by such person, and that such person shall be bound by the provisions of this Section.

10. Business Opportunities. Notwithstanding anything contained herein to the contrary, during the Term of this Agreement, if Employee (or any agent, employee, officer or independent contractor of or retained by Employee) becomes aware of, or develops, creates, invests, devises, conceives or discovers, any concept, technique, product, project, investment, venture, business or other opportunity (any of the preceding, a "Business Opportunity") that is similar to, competitive with, related to or in the same field as Employer or any Affiliate, or any project, investment, venture, or business of Employer, Parent or any Affiliate, or Subsidiary thereof, then Employee shall so notify Employer immediately in writing of such Business Opportunity and shall use Employee's good-faith efforts to cause Employer to have the opportunity to invest in, participate in or otherwise become affiliated with such Business Opportunity. If Employer decides to not invest in, participate in or otherwise become affiliated with such Business Opportunity within two (2) months after being presented with the Business Opportunity in writing by Employee, then Employee shall be free to invest in any such Business Opportunity (to any extent within Employee's sole and absolute discretion) and make such Business Opportunity available to any other party(ies) (within Employee's sole and absolute discretion), subject to Employee's compliance with all other terms of this Agreement.

11. Section Headings. The section headings or captions in this Agreement are for convenience of reference only and do not form a part hereof, and do not in any way modify, interpret or construe the intent of the Parties or affect any of the provisions of this Agreement.

12. Survival. The Sections of this Agreement which relate to acts or events subsequent to the Termination Date hereunder shall survive the termination of this Agreement and Employee's employment and shall remain fully effective thereafter according to their terms.

13. Venue and Jurisdiction. For purposes of venue and jurisdiction, this Agreement shall be deemed made and to be performed in the City of San Diego, California.

14.  Arbitration.

14.1. Any claim, dispute or other controversy (a "Controversy") relating to this Agreement shall be settled and resolved by binding arbitration in San Diego County, California, before the American Arbitration Association ("AAA"). The arbitration shall be conducted in accordance with AAA's rules and procedures, except as expressly modified by this Section. The Parties to this Agreement (the "Parties") shall be entitled to full discovery regarding the Controversy as permitted by the California Code of Civil Procedure. The arbitrator's decision on the Controversy shall be a final and binding determination of the Controversy and shall be fully enforceable as an arbitration award in any court having jurisdiction and venue over the Parties. The arbitrator shall also award the prevailing Party any attorneys' fees and expenses the prevailing Party incurs in connection with the arbitration, and the other Party shall pay the arbitrator's fees and expenses. The arbitrator shall determine who is the prevailing Party. Each Party submits to the exclusive jurisdiction of the courts located in San Diego County, California, for purposes of Section 14.2 below compelling arbitration or giving legal confirmation of any arbitration award. Each Party also agrees to accept service of process for all arbitration proceedings in accordance with AAA's rules.

14.2. The obligation to arbitrate shall not be binding upon either Party with respect to requests for temporary restraining orders, preliminary injunctions or other procedures in a court of competent jurisdiction to obtain interim relief when deemed necessary by such court to preserve the status quo or prevent irreparable injury pending resolution by arbitration of the actual dispute between the parties.

14.3. The provisions of this Section shall be construed as independent of any other covenant or provision of this Agreement; provided that if a court of competent jurisdiction determines that any such provisions are unlawful in any way, such court shall modify or interpret such provisions to the minimum extent necessary to have them comply with the law.

14.4. This arbitration provision shall be deemed to be self-executing and shall remain in full force and effect after expiration or termination of this Agreement. In the event either Party fails to appear at any properly noticed arbitration proceeding, an award may be entered against such Party by default or otherwise notwithstanding said failure to appear.

15. Severability. Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable in any relevant jurisdiction, then such illegal or unenforceable provision shall be modified by the proper court, if possible, but only to the extent necessary to make such provision enforceable, and such modified provision and all other provisions of this Agreement shall be given effect separately from the provision or portion thereof determined to be illegal or unenforceable and shall not be affected thereby.

16. Waiver. The failure of any Party to enforce any provision of this Agreement shall not be construed as a waiver of any such provision, nor prevent such party thereafter from enforcing such provision or any other provision of this Agreement. The rights granted the Parties herein are cumulative and the election of one shall not constitute a waiver of such Parties' right to assert all other legal remedies available under the circumstances.

17. Parties in Interest. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the Parties to this Agreement and their respective heirs, executors, successors and permitted assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third person to any Party to this Agreement, nor shall any provision give any third person any right of action over or against any Party to this Agreement. Notwithstanding the foregoing sentence, Parent and its permitted successors in interest (but no other persons) shall be deemed to be third-party beneficiaries of this Agreement.

18. Assignment. The rights and obligations under this Agreement shall be binding upon, and inure to the benefit of, the heirs, executors, permitted successors and permitted assigns of the Parties. Except as specifically provided in this
Section 18, no Party may assign this Agreement or delegate their respective responsibilities under this Agreement without the consent of the other Party hereto. Upon the permitted assignment, sale, exchange or other transfer of substantially all of the assets of Employer, Employer shall assign this Agreement to such assignee/transferee; provided, that Employer shall make it a condition of any such assignment, sale, exchange or transfer that such assignee/transferee shall assume and be obligated to perform all of Employer's duties and obligations under this Agreement. No assignment, sale, exchange or transfer of this Agreement or substantially all of the assets of Employer shall relieve Employer of, and Employer shall remain obligated to perform, its duties and obligations under this Agreement, including, without limitation, payment of the Base Compensation and Benefits set forth in Sections 5 and 6, above. No such assignment, sale, exchange or transfer shall derogate Parent's guarantee of the obligations of the Employer hereunder

19. Attorneys' Fees. In the event of any suit, action or arbitration to enforce any of the terms or provisions of this Agreement, the prevailing Party shall be entitled to its reasonable attorneys' fees and costs. The foregoing entitlement shall also include attorneys' fees and costs of the prevailing party on any appeal of a judgment and for any action to enforce a judgment.

20. Modification. This Agreement may be modified only by a contract in writing executed by the Parties to this Agreement against whom enforcement of such modification is sought.

21. Prior Understandings. This Agreement contains the entire agreement between the Parties to this Agreement with respect to the subject matter of this Agreement, is intended as a final expression of such Parties' agreement with respect to such terms as are included in this Agreement, is intended as a complete and exclusive statement of the terms of such agreement, and supersedes all negotiations, stipulations, understandings, agreements, representations and warranties, if any, with respect to such subject matter, which precede or accompany the execution of this Agreement.

22.  Exhibits. The following Exhibits are made a part of this Agreement:

                           (a) Exhibit G.1 - Definitions
                           (b) Exhibit G.2 - Employee's Duties
                           (c) Exhibit G.3 - ICTI Employee Benefits

         23. Notices. Any notice provided for or permitted under this Agreement will be treated as having been given when: (a) delivered personally; (b) sent by confirmed telecopy; (c) sent by commercial overnight courier with written verification of receipt; or (d) mailed postage prepaid by certified or registered mail, return receipt requested, to the Party to be notified, at the address set forth below, or at such other place of which the other Party has been notified in accordance with the provisions of this Section 23.

             To Employee:              Mohammed G. Abutaleb
                                       7308 Loch Edin Court
                                       Potomac, MD  20854
                                       Facsimile: (301) 365-7016


         To Employer and Parent:   c/o Advanced Remote Communication Solutions,
Inc.
                                       10675 Sorrento Valley Road, Suite 200
                                       San Diego, CA 92121
                                       Facsimile: (619) 657-0101

            With copy to:             Solomon Ward Seidenwurm & Smith, LLP
                                      401 B Street, Suite 1200
                                      San Diego, CA 92101
                                      Attn: Norman L. Smith, Esq.
                                      Facsimile: (619) 231-4755

         Such notice will be treated as having been received upon actual receipt.

24. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

25. Applicable Law. This Agreement and the rights and obligations of the parties hereunder shall be construed under, and governed by, the laws of the State of California without giving effect to conflict of laws provisions.

26. Drafting Ambiguities. The Parent and each Party to this Agreement have reviewed and revised this Agreement. The Parent and each Party to this Agreement have had the opportunity to have their respective legal counsel review and revise this Agreement. The rule of construction that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or of any amendments or exhibits to this Agreement. ///







IN WITNESS WHEREOF,  the Parent and the Parties have signed and delivered this
 Agreement containing eleven (11) pages and the Exhibits identified in Section 22 above.

                                          EMPLOYER:

ATTEST: INNOVATIVE COMMUNICATIONS TECHNOLOGIES, INC., a Delaware corporation

____________________________                          By: Michael L. Silverman

                                                     /s/   Michael L.Silverman
                                                          Name
                                                          Chairman
                                                          Title
                                                          September 28, 1999
                                                          Date


                                                     EMPLOYEE:

James C. Crichton                           /s/ Mohammed G. Abutaleb
Witness                                        Name  Mohammed G. Abutaleb
                                               September 28, 1999
                                                     Date



The performance of all of the obligations of the Employer under this Agreement is unconditionally guaranteed by Parent.

                                                     PARENT:

ATTEST:                                     ADVANCED REMOTE
                                            COMMUNICATION
                                      SOLUTIONS, INC., a California Corporation

____________________________                         By:/s/Michael L. Silverman
                                                      MICHAEL L.SILVERMAN
                                                      CHAIRMAN
                                                      September 28, 1999






                                   EXHIBIT G.1

                                   DEFINITIONS

         1. Definitions. As used in the Agreement, the following terms shall have the meanings set forth below:

                  1.1. "Affiliate" shall mean a corporation which, directly or indirectly, controls, is controlled by or is under common control with Parent, or which is a successor in interest to Parent, and for purposes hereof, "Control" shall mean the ownership of 50% or more of the voting shares of the corporation in question.

                  1.2. "Agreement" shall mean the Agreement and all Exhibit identified in Section 22 thereto.

                  1.3. "Base Compensation" shall have the meaning assigned to it in Subsection 5.1 of the Agreement.

                  1.4.     "Benefits" shall have the meaning assigned to it in
Section 6 of the Agreement.

                  1.5. "Business Opportunity" shall have the meaning ssigned to it in Section 10 of the Agreement.

                  1.6. "Confidential Material" shall have the meaning assigned to it in Section 9 of the Agreement.

                  1.7. "Employee" shall have the meaning assigned to it in the introduction located on page 1 of the Agreement.

                  1.8. "Employer" shall have the meaning assigned to it in the introduction located on page 1 of the Agreement.

                  1.9. "Employer's Business" shall mean the business that the Employer conducts as of the execution of the Agreement and through the Term.

                  1.10. "Good Cause" shall have the meaning assigned to it in Subsection 7.4 of the Agreement.

                  1.11. "Good Reason" shall have the meaning assigned to it in Subsection 7.5 of the Agreement.

                  1.12. "herein" or "hereof" refers to the entirety of the Agreement and not to a particular provision.

                  1.13. "ICTI" shall have the meaning assigned to it in Recital "B" of the Agreement.

                  1.14. "Merger Agreement" shall have the meaning assigned to it in Recital "C" of the Agreement.

                  1.15. "Parent" shall have the meaning assigned to it in the introduction located on page 1 of the Agreement.

                  1.16. "Parties" shall mean Employee and Employer collectively and "Party" means any one of them.

                  1.17. "Proprietary Information" shall have the meaning assigned to it in Subsection 10.1 of the Agreement.

                  1.18. "Qualified Information" shall have the meaning assigned to it in Subsection 10.1 of the Agreement.

                  1.19. "Subsidiary" shall mean a Corporation, 50% or more of the outstanding voting shares of which is owned or controlled directly or indirectly by the Company, or by Parent, as the case may be.

                  1.20. "Term" or "Term of Employment" shall have the meaning assigned to it in Section 4 of the Agreement.

                  1.21. "Termination Date" shall mean the date on which Employee's Term of Employment ends as provided in Section 4 of the Agreement. The Agreement shall also terminate as of the Termination Date, subject to the survival provision set forth in Section 12 of the Agreement.

                  1.22. "total and permanent disability" shall have the meaning assigned to it in Subsection 7.3 of the Agreement.

Whenever the context so requires in the Agreement, all words used in the singular shall be construed to have been used in the plural (and vice versa), each gender shall be construed to include any other genders, and the word "person" shall be construed to include a natural person, a corporation, a firm, a partnership, a joint venture, a trust, an estate or any other entity. Where used in the Agreement, the terms "include" or "including" mean include or including, as applicable, without limitation.





                                   EXHIBIT G.2

                                EMPLOYEE'S DUTIES

Title:   President

Duties:

         Generally devoting all of Employee's productive time, ability and attention to the business of the Employer including:

1. Duties consistent with the duties of a President of a Subsidiary of a Public Company.

2. Preparing budgets and operating reports to immediate supervisor and if necessary to the Board of Directors.

3. Supervising senior staff of ICTI.

4. Maintaining corporate ethical standards.

5. Seeking out new opportunities in related fields.

6. Representing Parent Company when requested at meetings on the East Coast.